3POWER ENERGY GROUP, INC.
INTRODUCTION TO PRO FORMA
COMBINED FINANCIAL STATEMENTS
(Unaudited)

On May 13, 2011, 3Power Energy Group Inc. (‘3Power”) entered into a Stock Purchase Agreement  with Seawind Energy Limited (“Seawind”), Seawind Services Limited (“Seawind Services,” and together with Seawind Energy, the “Seawind”) and the shareholders of Seawind Energy (the “Seawind  Shareholders” and together with the Company, and the Seawind Companies, the “Parties”).  The Company has acquired Seawind Energy, and its wholly owned subsidiary Seawind Services, from the Seawind Group Shareholders in exchange for the issuance of 40,000,000 restricted shares of the Company’s common stock (such acquisition is referred to herein as the “Seawind Acquisition”).  The valuation for purposes of such acquisition was determined to be $2,400,000 on the basis of an understanding between the Company and the representatives of the Seawind Companies as of January 25, 2011, with the number of shares to be issued thereof calculated by reference to the publicly quoted closing price of the Company’s Common Stock on January 25, 2011.

The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of December 31, 2010 combines the balance sheets of 3Power and Seawind and gives pro forma effect to the acquisition as if it had been completed as of December 31, 2010. The unaudited pro forma condensed combined statements of operations for the year end December 31, 2009 combine the statement of operations of 3Power and Seawind for each of those periods and give pro forma effect to these transactions as if they were completed on January 1, 2010.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of Seawind appearing elsewhere herein, and the historical financial statements of 3Power, as filed with the Securities and Exchange Commission and issued in Form 10K for the year ended December 31, 2010.  These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

All amounts in the accompanying pro forma financial statements are presented in US Dollars.

3Power Energy Group, Inc.
Proforma Balance Sheet
December 31, 2010
(Unaudited)

			Proforma
	3Power	Seawind	Adjustments		Proforma
ASSETS

Current Assets:
Cash and cash equivalents	$142	$497,610			$497,752
Accounts Receivable		4,371,130			4,371,130
Total current assets	142	4,868,740	-		4,868,882

Fixed assets		1,090			1,090
Investment in Subsidiary			2,400,000	(a)	-
			(2,400,000)

Goodwill			1,823,037		1,823,037
Total Assets	$142	$4,869,830	$1,823,037		$6,693,009

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$1,202,420	$-			1,202,420
Accrued expenses and taxes payable	1,076,254				1,076,254
Note payable	660,073	4,292,866			4,952,939
Accrued interest	124,474				124,474
Shareholder loan	196,414				196,414

Total current liabilities	3,259,635	4,292,866	-		7,552,501

STOCKHOLDERS' DEFICIT

Common stock	4,011	1,544	4,000	(a)	8,011
			(1,544)

Additional paid in capital	377,157		2,396,000	(a)	2,773,157

Accumulated deficit	(3,640,661.00)	575,419	(575,419)		(3,640,661)
Total stockholders' deficit	(3,259,493.00)	576,963	1,823,037		(859,493)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	142.00	$4,869,830	$1,823,037		$6,693,008

Notes

(a)	Record issuance of 40,000,000 shares of 3Power common stock to acquire all of the outstanding shares of Seawind Energy Limited

(b)	To record the consolidation of Seawind Energy Ltd. The excess purchase price over assets acquired has all been attributed to Goodwill.

3Power Energy Group, Inc.
Proforma Statement of Operations
Year Ended December 31, 2010
(Unaudited)

			Proforma
	3Power	Seawind	Adjustments	Proforma

Revenue	$-	$7,827,478		$7,827,478
Cost of sales		6,127,874		6,127,874
Gross Profit	-	1,699,604	-	1,699,604

Operating Expenses:
General and Administative	316,167	1,580,415		1,896,582
Management fees	416,667	-		416,667
	732,834	1,580,415	-	2,313,249
				-
Income (loss) from Operations	(732,834)	119,189		(613,645)

Other Expenses:
Provision for taxes		2,837		2,837
Interest expense	66,924	482		67,406
	66,924	3,319	-	70,243
				-
Net Income (Loss)	$(799,758)	$115,870	$-	$(683,888)